As filed with the Securities and Exchange Commission on August 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AvidXchange Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3391192
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1210 AvidXchange Lane

Charlotte, NC 28206

(800) 560-9305

(Address of Principal Executive Offices)

AvidXchange Holdings, Inc. 2021 Long Term Incentive Award Plan

AvidXchange Holdings, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Michael Praeger

Chief Executive Officer

AvidXchange Holdings, Inc.

1210 AvidXchange Lane

Charlotte, NC 28206

(800) 560-9305

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Teri E. O’Brien

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) has been filed by AvidXchange Holdings, Inc. (the “Registrant”) to register (i) 9,840,242 additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), available for issuance under the Registrant’s 2021 Long Term Incentive Award Plan and (ii) 1,968,048 additional shares of Common Stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan. This Registration Statement relates to securities of the same class as those that were previously registered by the Registrant on the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on October 15, 2021 (File No. 333-260303) (the “Prior Registration Statement”).

In accordance with General Instruction E to Form S-8 regarding registration of additional securities, the contents of the Prior Registration Statement referenced above are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by the Registrant with the SEC on March 14, 2022;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed by the Registrant with the SEC on May 6, 2022 and August 5, 2022, respectively;

(c)	the Registrant’s Current Report on Form 8-K, filed by the Registrant with the SEC on June 10, 2022;

(d)	the Proxy Statement for the Registrant’s 2022 Annual Meeting of Stockholders, on Form 14A, filed by the Registrant with the SEC on April 28, 2022; and

(e)

the description of the Registrant’s Common Stock set forth in the Registrant’s Registration Statement on Form 8-A12B/A (Registration No. 001-40898), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 8, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

AvidXchange Holdings, Inc.

1210 AvidXchange Lane

Charlotte, NC 28206

(800) 560-9305

Attn: Legal Department

Item 8. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of AvidXchange Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K. (File No. 001-40898), filed on October 15, 2021).

3.2	Amended and Restated Bylaws of AvidXchange Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40898), filed on October 15, 2021).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on October 1, 2021).

4.2	Eighth Amended and Restated Investor Rights Agreement, by and among AvidXchange Holdings, Inc. and certain holders identified therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on September 17, 2021).

5.1*	Opinion of Latham & Watkins LLP.

10.1	AvidXchange Holdings, Inc. 2021 Long Term Incentive Award Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on October 1, 2021).

10.2	AvidXchange Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259632), filed on October 1, 2021).

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney is contained on the signature page.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 5, 2022.

AvidXchange Holdings, Inc.

By:	/s/ Michael Praeger
Michael Praeger
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Michael Praeger and Joel Wilhite, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this Registration Statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Praeger Michael Praeger	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 1, 2022

/s/ Joel Wilhite Joel Wilhite	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 1, 2022

/s/ Lance Drummond Lance Drummond	Director	August 2, 2022

/s/ Matthew Harris Matthew Harris	Director	August 1, 2022

/s/ James Hausman James Hausman	Director	August 1, 2022

/s/ Teresa Mackintosh Teresa Mackintosh	Director	August 1, 2022

/s/ James Michael McGuire James Michael McGuire	Director	August 1, 2022

/s/ John C. Morris John C. Morris	Director	August 1, 2022

/s/ Nigel Morris Nigel Morris	Director	August 1, 2022

/s/ Wendy Murdock Wendy Murdock	Director	August 1, 2022